EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated February 6, 1999, included in Watsco, Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this Form S-8 Registration Statement.



ARTHUR ANDERSEN LLP


Miami, Florida,
June 4, 1999